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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 11, 2006

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 - Financial Information

Item 2.02     Results of Operations and Financial Condition

                  On January 11, 2006, the Registrant revised its estimate for its financial results for the quarter ended December 31, 2005. A copy of the Registrant's news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

January 13, 2006

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DUPONT LOWERS EARNINGS GUIDANCE FOR FOURTH QUARTER 2005
Company cites greater than anticipated business disruptions from hurricanes and lower than expected operating performance for certain businesses

               WILMINGTON, Del., Jan. 11, 2006 -- DuPont today lowered its earnings guidance for fourth quarter 2005 to reflect higher than anticipated disruptions in operations, partly associated with impacts from Hurricanes Katrina and Rita, and lower than expected performance focused primarily in three of the company's businesses.

               On Oct. 26, 2005, the company provided fourth quarter earnings per share guidance of $.20 to $.25. DuPont now estimates that earnings in the fourth quarter will be reduced by approximately $200 million in pretax operating income (PTOI) from the low end of its previously communicated guidance, equally attributable to:

    Operational disruptions from (1) the prolonged power, logistics and product supply disruptions in the Gulf Coast region following Hurricanes Katrina and Rita, and; (2) temporary unplanned production interruptions at three of the company's plants in Brazil, the Netherlands and the United States.
    Reduction in PTOI from a combination of lower than expected sales and higher than expected costs primarily in crop protection chemicals, performance coatings and surfaces.

               In addition, preliminary data indicate that the company's effective tax rate for the year 2005 will be lower than the 26 percent rate previously estimated. This will partially offset the adverse effects of the above items, resulting in fourth quarter earnings of approximately $.10 per share.

               The company has scheduled an Investor Conference Call at 9:00 a.m. (EST) today to address this announcement. The call will be webcast live at www.dupont.com or can be accessed by calling
973-633-1010 at least 15 minutes prior to the call and ask for reservation #12439.

               DuPont will report fourth quarter and full-year earnings on Jan. 24, 2006, and will host a conference call and webcast for shareholders and investors at 9:00 a.m. (EST) that will be webcast. See www.dupont.com for further details.

               DuPont is a science company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

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1/11/06

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